EXHIBIT 99

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 11-K


                     ANNUAL REPORT PURSUANT TO SECTION 15(D)


                                     OF THE


                         SECURITIES EXCHANGE ACT OF 1934



                     FOR THE FISCAL YEAR ENDED JUNE 30, 1999



                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
                  ---------------------------------------------
                            (FULL TITLE OF THE PLAN)


                                   AGWAY INC.
          ------------------------------------------------------------
          (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN)



                               333 BUTTERNUT DRIVE
                             DEWITT, NEW YORK 13214
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES OF THE PLAN
                        AND THE ISSUER OF THE SECURITIES)

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                     Report on Audited Financial Statements

                        for the year ended June 30, 1999
     -----------------------------------------------------------------------


                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                             JUNE 30, 1999 AND 1998
     -----------------------------------------------------------------------




                                      INDEX
                                      -----
Report of Independent Accountants.................................................................              F-2


Financial Statements:

         Statements of Net Assets Available for Benefits
                  as of June 30, 1999 and 1998....................................................              F-3

         Statements of Changes in Net Assets Available for Benefits
                  for the years ended June 30, 1999 and 1998......................................              F-4

         Notes to Financial Statements............................................................      F-5 to F-15


Supplemental Schedules (Form 5500 information):

         Item 27a.  Schedule of Assets Held for Investment Purposes
                       as of June 30, 1999........................................................  S-1.1 and S-1.2

         Item 27d.  Schedule of Reportable Transactions
                       for the year ended June 30, 1999...........................................            S-2.1





                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Employee Benefit Plans
     Administration Committee,
     Agway, Inc.

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the AGWAY INC. EMPLOYEES' THRIFT INVESTMENT PLAN (the "Plan") at June 30, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are additional information required by the Employee Retirement Income Security Act of 1974. The fund information in notes 7 and 8 is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Syracuse, New York
August 20, 1999



                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                             June 30, 1999 and 1998
                                   -----------

                             (Thousands of Dollars)

                  ASSETS
                                                                           1999                1998
                                                                       -----------          -----------
BGI U.S. Equity Market Fund                                            $    79,991          $    70,309

Agway, Inc., Preferred Securities                                           23,099               25,899

Agway Financial Corporation, Subordinated
     Money Market Certificates                                              26,795               22,773

Agway Financial Corporation, Subordinated
     Debentures                                                              1,580                1,830

BGI Government/Corporate Bond Index Fund                                     3,409                2,910

Collective Cash Investment Funds                                             3,065                2,328

Loans to participants                                                        1,322                1,144
                                                                       -----------          -----------

         TOTAL INVESTMENTS                                                 139,261              127,193

Accrued income                                                               2,092                1,982

Contributions receivable, employer                                           1,005                  903
                                                                       -----------          -----------

         TOTAL ASSETS                                                      142,358              130,078

Accrued Liabilities                                                            183                    0
                                                                       -----------          -----------

         TOTAL LIABILITIES                                                     183                    0
                                                                       -----------          -----------

NET ASSETS AVAILABLE FOR BENEFITS                                      $   142,175          $   130,078
                                                                       ===========          ===========





The  accompanying   notes  are  an  integral  part of the financial statements.



                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                   for the years ended June 30, 1999 and 1998
                                   -----------

                             (Thousands of Dollars)


                                                                                  1999                1998
                                                                              ------------        -----------
Net increase of interest in common collective trust funds                     $     13,679        $    15,996
Interest income                                                                      2,449              2,057
Dividend income                                                                      1,874              2,032
                                                                              ------------        -----------
         Total investment income                                                    18,002             20,085
                                                                              ------------        -----------

Contributions:
    Participants                                                                     9,371              6,131
    Agway, Inc.                                                                      1,498              1,349
                                                                              ------------        -----------
         Total contributions                                                        10,869              7,480
                                                                              ------------        -----------
         Total additions                                                            28,871             27,565
                                                                              ------------        -----------

Deductions:
    Benefit payments to participants                                                16,293              9,593
    Trustee fees, administrative and other expenses                                    481                291
                                                                              ------------        -----------
         Total deductions                                                           16,774              9,884
                                                                              ------------        -----------
         Net additions                                                              12,097             17,681

Net assets available for benefits:
         Beginning of year                                                         130,078            112,397
                                                                              ------------        -----------

Net assets available for benefits:
         End of year                                                          $    142,175        $   130,078
                                                                              ============        ===========












The accompanying   notes  are  an  integral  part  of  the financial statements.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN
         The following brief description of the Agway, Inc. Employees' Thrift Investment Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information of benefits provided under the Plan.

         General
         The Plan is a defined contribution plan covering substantially all full-time employees of Agway, Inc. (the "Sponsor" or "Company") and part-time employees who have reached their first anniversary date (as defined in the Plan) and worked 1,000 hours. It is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         Description of Plan
         The Plan was amended in May 1999 to reflect the conversion of the Plan's administration to a daily valuation process. In addition, other miscellaneous items were amended as part of this conversion. The following items represent changes to the Plan as a result of the amendments:

         -       Participant account balances will be valued on a daily basis.

         - Expenses will be accrued daily based on an established accrual factor.

         - Participants may change investment options or elect to transfer employee accumulated balances daily.

         - Participants may direct employee contributions in 1% increments in any of the four funds. This changed from 25%.

         -       The minimum employee contribution changed from 2% to 1%.

         Contributions
         Participants may elect to contribute "regular investments" of 1% to 6% of annual compensation (as defined in the Plan). These investments can be made on a "pre-tax" basis, an "after-tax" basis or a combination thereof, subject to Internal Revenue Service ("IRS") limitations. Pre-tax regular investments are designed to take advantage of Section 401(k) of the Internal Revenue Code ("IRC") and are contributed to the Plan before being subject to federal income tax and, in most cases, state income tax. After-tax regular investments are contributed to the Plan after being subject to federal and state income taxes.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Contributions (continued)
         Participants may invest an additional 1% to 9% of annual compensation (as defined in the Plan) as "additional investments" on a pre-tax basis (subject to IRS limitations) if the participant contributes the maximum 6% of regular investments. Amounts exceeding the annual pre-tax contribution limit of $10,000 established by the IRS are made on an after-tax basis based on the election of the participant.

         Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans.

         The Sponsor shall contribute an amount equal to at least 10%, but not more than 50%, of each participant's regular investment to the Plan not to exceed 6% of the participant compensation. All employer contributions are invested in the Company Security Fund. The discretionary percentage of Sponsor contributions above 10% for each year of operation of the Plan shall be determined by the Board of Directors of the Sponsor. The Sponsor's contribution will be made each pay period at a rate of 10% of the participant's regular investment. Any amount of the Sponsor's contribution greater than 10% of the participant's regular investment as determined by the Board of Directors will be paid not later than the time prescribed by law for filing the Sponsor's federal income tax return for the applicable taxable year, including extensions for such filing.

         Participant Accounts
         Each participant's account is credited with the participant's contributions and allocations of (a) the Sponsor's contributions, (b) plan earnings, and (c) administrative expenses. Allocation of plan earnings is done on a daily basis and is based on each fund's daily earning percentage (fund earnings divided by fund market value) times the participant's accumulated investments and earnings to date in the fund. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Vesting
         Participants vest immediately in their contributions plus actual earnings thereon and the Sponsor contributions and earnings thereon.

         Investment Options
         The Plan provides for the following separate investment fund choices to participants: the Stock Fund, Company Security Fund, Bond Fund and Cash Fund. All participant contributions and earnings thereon are participant-directed. Upon enrollment in the Plan, a participant may direct employee contributions in 1 percent increments in any of the four funds. A participant may change investment options or elect to transfer employee contributions on a daily basis. Sponsor contributions and earnings thereon may not be transferred from the Company Security Fund to other investment funds. As of June 30, 1999, there were 4,749 employees and former employees participating in this Plan. The number of participants under each investment fund at June 30, 1999, is as follows:

         Stock Fund                 3,714        Bond Fund                  757
         Company Security Fund      4,723        Cash Fund                  410

         Stock Fund
         The Stock Fund, including earnings thereon, shall be invested in any common stock(s), common stock fund(s), or any security convertible into common stock as the Sponsor's Employee Benefit Plans Investment Committee ("EBPIC") may deem advisable from time to time, but which shall not include shares of stock or other securities of the Sponsor or any of its subsidiaries or affiliates. The investment manager will make purchases of such securities in the open market at prices prevailing in such market on the day of purchase. Short-term obligations of the U.S. Government or other investments of a short-term nature may be purchased and held pending the selection and purchase of suitable securities. Substantially all of the Stock Fund investments were in the "Barclays Global Investors, N.A. ("BGI") U.S. Equity Market Fund" at June 30, 1999 and 1998, which is a common collective trust fund. As there is no market quotation available, the fair value of the Stock Fund investments is based on the unit market value established by the investment manager. This unit value is calculated by dividing the net assets of the applicable Market Fund, stated at quoted market values, by the units outstanding.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Investment Options (continued)

         Company Security Fund
         It is explicitly provided and intended that the Company Security Fund be invested in qualified Agway, Inc. securities. These qualified Agway, Inc. securities include cumulative preferred stock and Agway Financial Corporation (AFC) subordinated money market certificates and debentures. However, if at any time when the Trustee has funds available for such investment and such prescribed securities are not available for purchase from the Sponsor, the Trustee is authorized to hold such funds in an interest bearing account, or to invest such funds in one or more securities of other corporations, as instructed by EBPIC, which are comparable to the prescribed securities of the Sponsor. Securities of Agway, Inc. will be purchased from the Sponsor at par value or principal amount, since the market value of such securities is maintained as such by the Sponsor as a result of its practice of repurchasing outstanding securities at par whenever holders thereof elect to tender them for redemption.

         Bond Fund
         The Bond Fund is invested primarily in bonds of U.S. Government and investment grade bonds of industrial, financial and utility corporations. "Investment Grade" is a term for securities of high quality that are rated BAA or better by Moody's Investor Service and BBB or better by Standard & Poor's Corporation. Substantially all of the Bond Fund investments were in the BGI "Government/Corporate Bond Index Fund" at June 30, 1999 and 1998, which is a common collective trust fund. As there is no market quotation available, fair value of the Bond Fund investments is based on the unit market value established by the investment manager. This unit value is calculated by dividing the net assets of the Bond Index Fund, stated at quoted market value, by the units outstanding.

         Cash Fund
         The Cash Fund investment objective is to preserve capital and earn a competitive day-to-day interest rate. It invests in high quality, short-term money market instruments whose maturities normally will not exceed one year and are, on average, less than three months.
         Investments may be made in U.S. Treasury or agency obligations; obligations issued by financial, industrial, public utility, or other companies; bankers' acceptances, bank certificates of deposit or time deposits; commercial paper; and other similar obligations. The majority of investments of the Cash Fund were in the BGI "Money Market Fund" at June 30, 1999 and 1998, which is a common collective trust fund.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

1.       DESCRIPTION OF THE PLAN (CONTINUED)

         Loans to Participants
         The Plan also includes various terms and conditions under which a participating employee can obtain loans from the Plan. Participants may borrow up to 50% of their vested account balance. Participant loans must be no less than $500 and no greater than $50,000. Loan transactions are treated as a transfer to (from) the investment funds from (to) the participant loan fund. Loan terms range from 1 to 5 years or up to 20 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate of 1 percent over prime. Principal and interest are paid ratably through payroll deductions.

         Payment of Benefits
         On termination of service due to death, disability or retirement, a participant may elect, in most circumstances, to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, and either monthly or annual installments over periods ranging from 5 to 20 years. For termination of service due to other reasons, a participant receives the value of the vested interest in his or her account as a lump-sum distribution.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         The financial statements of the Plan are prepared under the accrual basis of accounting in conformity with generally accepted accounting principles. The accounting principles and practices which affect the more significant elements of the financial statements are:

         Investment Valuation
         Agway, Inc. preferred stock and AFC subordinated money market and debt securities are valued at par, which approximates fair value, since it has been the Sponsor's practice to repurchase outstanding securities at par when redeemed. All Agway, Inc. securities are also purchased at par. All other Plan investments are held in bank commingled trust funds ("common collective trust funds"), shares of which are valued at the net asset value of shares held by the Plan at year-end as determined by the investment manager. Purchases and sales of securities are recorded on a trade-date basis. Participant loans are valued at cost.

         Income Recognition
         Interest income from investments is recognized as earned. Dividends are recorded on the ex-dividend date. The Plan presents in the statement of changes in net assets the net increase in interest in common collective trust funds which consists of current year realized and unrealized gains or losses, interest and dividends.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Trustee Fees, Administrative and Other Expenses
         Trustee fees, administrative expenses and all other expenses are recognized in the period incurred. The Plan incurred approximately $385 in 1999 and $245 in 1998 in administrative expenses paid to the Sponsor during the year.

         Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Risks and Uncertainties
         The Plan provides for various investment options in any combination of three common collective trust funds (stock, bond or cash) or Company securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

3.       INVESTMENTS
         The Plan's investments are held by a bank-administered trust fund. The following table presents the fair value of investments as determined by estimated market price. Investments that represent 5 percent or more of the Plan's net assets are listed separately.

         INVESTMENTS AT ESTIMATED FAIR VALUE
                                                                                  1999                  1998
                                                                           ------------------    ---------------
         Stock Fund:
              Equity Market Fund                                           $           79,991    $        70,309
         Company Security Fund:
              Agway, Inc., Preferred Securities:
                  8% cumulative preferred stock - Series B                             19,942             19,942
                  7% cumulative preferred stock - Series C                              3,157              5,957
                                                                           ------------------    ---------------
                                                                                       23,099             25,899
              AFC Subordinated Money Market Certificates                               26,795             22,773
              AFC Subordinated Debentures                                               1,580              1,830
         Bond Fund:
             BGI Government/Corporate Bond Index Fund                                   3,409              2,910
         Collective Cash Investment Funds                                               3,065              2,328
         Loans to participants                                                          1,322              1,144
                                                                           ------------------    ---------------

         TOTAL INVESTMENTS AT FAIR VALUE                                   $          139,261    $       127,193
                                                                           ==================    ===============

         During 1999 and 1998, the Plan's interest in common collective trust funds (including gains and losses on investments bought and sold, as well as held during the year) increased in value for the Plan years ended June 30 as follows:

              NET INCREASE IN INTEREST IN COMMON                                  1999                 1998
                                                                           ------------------    ---------------
              COLLECTIVE TRUST FUNDS:

              BGI U.S. Equity Market Fund                                  $           13,485    $        15,635
              BGI Government/Corporate Bond Index Fund                                     88                252
              Collective Cash Investment Funds                                            106                109
                                                                           ------------------    ---------------

              Total                                                        $           13,679    $        15,996
                                                                           ==================    ===============


                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

4.       PLAN TRUSTEE
         The cash and investments of the Plan are held by Boston Safe Deposit and Trust Company (the "Trustee") under a trust agreement dated April 1, 1995. In general, the duties of the Trustee include: (1) holding assets and collecting income therefrom; (2) investing the assets of the Plan as directed by EBPIC or the appointed investment manager; (3) selling or exchanging the assets of the Plan; and (4) paying benefits to participants in the Plan on the written order of the Employee Benefit Plans Administration Committee ("EBPAC"), which is appointed by the Board of Directors of the Sponsor. The investment of assets in the Stock Fund, Bond Fund and Cash Fund are directed by an investment manager, Barclays Global Investors, N.A., San Francisco, California.

5.       PLAN TERMINATION
         The Sponsor may amend or terminate the Plan. Although the Sponsor has not expressed any intent to do so, in the event the Plan is terminated or employer contributions are discontinued, all of the assets of the Plan shall be used for the benefit of participants and beneficiaries under the Plan.

6.       FEDERAL INCOME TAX STATUS
         A favorable determination letter dated December 5, 1995, was issued by the IRS on behalf of the Plan which stated that the Plan, as then designed, was in compliance with the applicable requirements of the IRC. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

7.  ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT PROGRAMS

                                                    June 30, 1999
                                                    -------------
                                                                                                 Non-
                                                                                              Participant
                                                 Participant-Directed                          Directed
                          -----------------------------------------------------------------   -----------
                                          Company                                              Company
                              Stock      Security       Bond          Cash       Loans to      Security
                              Fund         Fund         Fund          Fund     Participants      Fund             Total
                           -----------   ---------   ----------   ----------   ------------   ------------   ------------
Investments                $    79,991   $  36,205   $    3,409   $    2,068   $      1,322   $     16,266   $    139,261
Accrued income                       0       1,423            0           29              0            640          2,092
Contributions receivable,
     employer                        0           0            0            0              0          1,005          1,005
                           -----------   ---------   ----------   ----------   ------------   ------------   ------------

TOTAL ASSETS                    79,991      37,628        3,409        2,097          1,322         17,911        142,358

Accrued liabilities                (41)        (19)          (2)        (112)             0             (9)          (183)
                           -----------   ---------   ----------   ----------   ------------   ------------   ------------

NET ASSETS
AVAILABLE
FOR BENEFITS               $    79,950   $  37,609   $    3,407   $    1,985   $      1,322   $     17,902   $    142,175
                           ===========   =========   ==========   ==========   ============   ============   ============

                                                     June 30, 1998
                                                     -------------
                                                                                                  Non-
                                                                                              Participant
                                                     Participant-Directed                      Directed
                          -----------------------------------------------------------------   -----------
                                          Company                                              Company
                              Stock      Security       Bond          Cash       Loans to      Security
                              Fund         Fund         Fund          Fund     Participants     Fund             Total
                           -----------   ---------   ----------   ----------   ------------   -----------    ------------
Investments                $    70,726   $  35,542   $    2,912   $    1,714   $      1,148   $    15,151    $    127,193
Accrued income                       2       1,386            0            0              0           594           1,982
Contributions receivable,
     employer                        0           0            0            0              0           903             903
                           -----------   ---------   ----------   ----------   ------------   -----------    ------------

TOTAL ASSETS                    70,728      36,928        2,912        1,714          1,148        16,648         130,078

Accrued liabilities                  0           0            0            0              0             0               0
                           -----------   ---------   ----------   ----------   ------------   -----------    ------------

NET ASSETS
AVAILABLE
FOR BENEFITS               $    70,728   $  36,928   $    2,912   $    1,714   $      1,148   $    16,648    $    130,078
                           ===========   =========   ==========   ==========   ============   ===========    ============

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

8. ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS TO INVESTMENT PROGRAMS

                                            For the Year Ended June 30, 1999
                                            --------------------------------
                                                                                                    Non-
                                                                                                 Participant
                                                       Participant-Directed                       Directed
                             ----------------------------------------------------------------    -----------
                                            Company                                               Company
                                Stock      Security       Bond          Cash       Loans to       Security
                                Fund         Fund         Fund          Fund     Participants       Fund         Total
                             ----------   ----------   ----------   ----------   ------------    -----------   ----------
Net increase of interest
   in collective
     investment funds        $   13,485   $        0   $       88   $      106   $          0    $         0   $   13,679
Interest income                      21        1,607            0            0             99            722        2,449
Dividend income                       0        1,293            0            0              0            581        1,874
                             ----------   ----------   ----------   ----------   ------------    -----------   ----------
                                 13,506        2,900           88          106             99          1,303       18,002
                             ----------   ----------   ----------   ----------   ------------    -----------   ----------
Contributions:
   Participants                   5,780        2,995          448          148              0              0        9,371
   Agway, Inc.                        0            0            0            0              0          1,498        1,498
                             ----------   ----------   ----------   ----------   ------------    -----------   ----------
                                  5,780        2,995          448          148              0          1,498       10,869
                             ----------   ----------   ----------   ----------   ------------    -----------   ----------

     Total additions             19,286        5,895          536          254             99          2,801       28,871
                             ----------   ----------   ----------   ----------   ------------    -----------   ----------

Deductions
   Benefit payments
     to participants              8,892        4,592          443          167            136          2,063       16,293
   Administrative
     expenses                       264          132           13            7              5             60          481
                             ----------   ----------   ----------   ----------   ------------    -----------   ----------

     Total deductions             9,156        4,724          456          174            141          2,123       16,774
                             ----------   ----------   ----------   ----------   ------------    -----------   ----------

Net increase (decrease)
   before interfund
     transfers                   10,130        1,171           80           80            (42)           678       12,097

Transfers (from) to
   other funds                     (908)          86          415          191            216              0            0

Net assets available
   for benefits,
     beginning of year           70,728       36,928        2,912        1,714          1,148         16,648      130,078
                             ----------   ----------   ----------   ----------   ------------    -----------   ----------

     Net assets available
       for benefits,
         end of year         $   79,950   $   38,185   $    3,407   $    1,985   $      1,322    $    17,326   $  142,175
                             ==========   ==========   ==========   ==========   ============    ===========   ==========

                                                       F-14

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   -----------

                             (Thousands of Dollars)

8. ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS TO INVESTMENT PROGRAMS

                        For the Year Ended June 30, 1998
                        --------------------------------
                                                                                                  Non-
                                                                                                Participant
                                                       Participant-Directed                      Directed
                            -----------------------------------------------------------------   -----------
                                            Company                                              Company
                                Stock      Security       Bond         Cash        Loans to      Security
                                Fund         Fund         Fund         Fund      Participants     Fund             Total
                            -----------   ----------   ----------   ----------   ------------   -----------     -----------
Net increase of interest
   in collective
     investment funds       $    15,635   $        0   $      252   $      109   $          0   $         0     $    15,996
Interest income                       0        1,369            0            0            101           587           2,057
Dividend income                       0        1,422            0            0              0           610           2,032
                            -----------   ----------   ----------   ----------   ------------   -----------     -----------
                                 15,635        2,791          252          109            101         1,197          20,085
                            -----------   ----------   ----------   ----------   ------------   -----------     -----------
Contributions:
   Participants                   3,769        1,941          285          136              0             0           6,131
   Agway, Inc.                        0            0            0            0              0         1,349           1,349
                            -----------   ----------   ----------   ----------   ------------   -----------     -----------
                                  3,769        1,941          285          136              0         1,349           7,480
                            -----------   ----------   ----------   ----------   ------------   -----------     -----------

     Total additions             19,404        4,732          537          245            101         2,546          27,565
                            -----------   ----------   ----------   ----------   ------------   -----------     -----------

Deductions
   Benefit payments
     to participants              4,858        2,995          171          198             87         1,284           9,593
   Administrative
     expenses                       153           89            6            5              0            38             291
                            -----------   ----------   ----------   ----------   ------------   -----------     -----------

     Total deductions             5,011        3,084          177          203             87         1,322           9,884
                            -----------   ----------   ----------   ----------   ------------   -----------     -----------

Net increase (decrease)
   before interfund
     transfers                   14,393        1,648          360           42             14         1,224          17,681

Transfers (from) to
   other funds                      891       (1,084)         457         (319)            55             0               0

Net assets available
   for benefits,
     beginning of year           55,444       36,247        2,095        1,991          1,079        15,541         112,397
                            -----------   ----------   ----------   ----------   ------------   -----------     -----------

     Net assets available
       for benefits,
         end of year        $    70,728   $   36,811   $    2,912   $    1,714   $      1,148   $    16,765     $   130,078
                            ===========   ==========   ==========   ==========   ============   ===========     ===========

                                      F-15

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
     ITEM 27a of Form 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               as of June 30, 1999
                             (Thousands of Dollars)

               Col. A                               Col. B                   Col. C                    Col. D
               ------                               ------                   ------                    ------
                                                Balance Held at
                                                Close of Period
                                               (Number of Shares                                     Market Value
           Name of Issuer                      or Principal Amount           Cost of               of Each Item at
         and Title of Issue                    of Bonds and Notes)          Each Item              Close of Period
-----------------------------------           --------------------         --------------          ----------------
Stock Fund:
   BGI U.S. Equity Market Fund                        2,698,529            $     71,366            $     79,991
Company Security Fund:
   Agway, Inc.:
     8% cumulative preferred
       stock - Series B                                 199,420                  19,942                  19,942
     7% cumulative preferred
       stock - Series C                                  31,570                   3,157                   3,157
    Agway Financial Corporation:
     8% subordinated money
       market certificates,
       due October 31, 2006                    $          7,195                   7,195                   7,195
     6% subordinated money
       market certificates,
       due October 31, 2013                                 400                     400                     400
     8% subordinated debentures,
       due July 1, 1999                                   1,130                   1,130                   1,130
     7-1/2% subordinated money
       market certificates,
       due October 31, 1999                               1,489                   1,489                   1,489
     9% subordinated money
       market certificates,
       due October 31, 2000                               3,234                   3,234                   3,234
     8% subordinated money
       market certificates,
       due October 31, 2002                               2,254                   2,254                   2,254
     7-1/2% subordinated money
       market certificates,
       due October 31, 2002                               1,930                   1,930                   1,930
     8-1/2% subordinated money
       market certificates,
       due October 31, 2001                               3,636                   3,636                   3,636
     7-1/2% subordinated debentures,
       due July 1, 2003                                     450                     450                     450
     8-1/2% subordinated money
       market certificates,
       due October 31, 2003                               4,931                   4,931                   4,931
     8% subordinated money
       market certificates,
       due October 31, 2005                               1,726                   1,726                   1,726
                                                                           -------------           ------------
         Total Company securities                                                51,474                  51,474
     TBC Inc. Pooled Employee Funds            $            997                     997                     997
                                                                           -------------           ------------
         Total Company Security Fund                                       $     52,471            $     52,471
                                                                           -------------           ------------

                                      S-1.1

                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
               ITEM 27a of Form 5500 - SCHEDULE OF ASSETS HELD FOR
                         INVESTMENT PURPOSES, Continued
                               as of June 30, 1999
                             (Thousands of Dollars)

         Col. A                                Col. B                  Col. C                  Col. D
         ------                                ------                  ------                  ------
                                               Balance Held at
                                               Close of Period
                                               (Number of Shares                               Market Value
         Name of Issuer                        or Principal Amount     Cost of                 of Each Item at
         and Title of Issue                    of Bonds and Notes)     Each Item               Close of Period
---------------------------------              -------------------     -----------             ---------------
Bond Fund
   BGI Government/Corporate
     Bond Index Fund                                    298,156        $     3,432             $         3,409


Cash Fund:
   BGI Money Market Fund                       $          1,974              1,974                       1,974
   TBC Inc. Pooled Employee Funds                            94                 94                          94
                                                                       -----------             ---------------
                                                                             2,068                       2,068


Loans to Participants:
   Participant Notes                           $          1,322              1,322                       1,322
                                                                       -----------             ---------------


       TOTAL INVESTMENTS                                               $   130,659             $       139,261
                                                                       ===========             ===============






                                      S-1.2


                  AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN
           ITEM 27d of Form 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS
                        for the year ended June 30, 1999
                             (Thousands of Dollars)

                                                                                    Current Value
                                                                                    of Investment
                                                   Purchase           Selling      on Transaction         Net
                                                     Price             Price            Date           Gain(Loss)
                                                -------------       ------------   ---------------    ------------
SINGLE SECURITY TRANSACTIONS IN
EXCESS OF 5% OF MARKET VALUE

8% subordinated money market
     certificates                               $      7,100        $         0     $      7,100      $         0

TBC Inc. Pooled Employee Fund                              0              7,100            7,100                0

BGI Equity Market Fund                                     0             71,905           31,096           40,809

BGI Equity Market Fund                                71,905                  0           71,905                0

SERIES OF SECURITY TRANSACTIONS
IN EXCESS OF 5% OF MARKET VALUE

8% subordinated money market
     certificates                               $      7,195        $         0     $      7,195      $         0

TBC Pooled Employee Fund                              34,076                  0           34,076                0

TBC Inc. Pooled Employee Funds                             0             33,599           33,599                0

BSDT Late Money Dep                                    3,388                  0            3,388                0

BSDT - Late Money Dep                                      0              3,388            3,388                0

BGI Equity Market Fund                                   600                  0              600                0

BGI Equity Market Fund                                     0             75,555           32,729           42,826

BGI Equity Market Fund                                74,598                  0           74,598                0

BGI Equity Market Fund                                     0              3,446            3,232              214





                                      S-2.1